                    AMENDMENT NO. 18 TO MANAGEMENT AGREEMENT

     This Amendment No. 18 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005, December 1, 2005, December 19, 2005, January 1, 2006, and May 1, 2006 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of May, 2006.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolios listed below to the following:

              Portfolio                   Percentage of average daily net assets
----------------------------------------  --------------------------------------
Cyclical Growth and Income ETF Portfolio  0.45% of first $300 million of such assets, plus 0.43% of such assets over
                                          $300 million up to $600 million, plus
                                          0.40% of such assets over $600
                                          million.

Cyclical Growth ETF Portfolio             0.45% of first $300 million of such
                                          assets, plus 0.43% of such assets over
                                          $300 million up to $600 million, plus
                                          0.40% of such assets over $600
                                          million.

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of May, 2006.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Jeffrey A. Tupper
                                            ------------------------------------
                                            Name: Jeffrey A. Tupper
                                            Title: CFO and Treasurer


                                        MET INVESTORS ADVISORY LLC


                                        By: /s/ Richard C. Pearson
                                            ------------------------------------
                                            Name: Richard C. Pearson
                                            Title: Vice President